INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-25675, 33-32221, 33-33977, 33-33871, 33-54367
and 333-39809 on Form S-8 of our report dated October 30, 1997, appearing in this Annual Report on Form 10-K of Gaylord Container Corporation for the year-ended September 30, 1997.



/s/ Deloitte & Touche LLP
-------------------------

December 8, 1997